SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, DC 20549

                                 FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 14 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date or earliest event reported)       January 26, 1995

                                MasTec, Inc.
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    Delaware                         0-3797                  59-1259279
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   (State or Other Jurisdiction    (Commission            (IRS Employer
      of Incorporation)             File Number)           Identification No.)


      8600 N.W. 36th Street, Miami, Florida                      33166
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      (Address of Principal Executive Offices)                 (Zip Code)


      Registrant's telephone number, including area code: (305) 599-1800


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      (Former Name or Former Address, if Changed Since Last Report)























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MasTec, Inc.
FORM 8-K

Item 5.  Other events

On January 26, 1995 MasTec, Inc. (the "Company") entered into a loan agreement with Barclays Business Credit, Inc. (n/k/a Shawmut Capital Corporation). The loan agreement has three sub-facilities which are as follows:

          A. $12 million ten year term loan secured by certain equipment was used to refinance existing term debt.

          B. $15 million revolving credit loan facility collateralized by certain amounts receivable and inventory, which may be used for working capital.

          C. $12.5 million equipment loan facility available for the purchase of new and used equipment.

The rate of interest payable under the facility is, at the Company's option, a function of the prime rate or a spreadd over LIBOR.

As of February 9, 1995 no amounts had been advanced under the revolving credit or equipment loan facilities.

A copy of the loan and security agreement is attached as Exhibit 10.

The press release attached as Exhibit 28 was issued on February 6, 1995.





























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MasTec, Inc.
Signatures

FORM 8-K

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MasTec, Inc.
Registrant

Date: February 9, 1995

                                /s/ Carlos A. Valdes
                                ----------------------
                                Carlos A. Valdes
                                Senior Vice President-Finance
                                (Principal Financial Officer
                                           and
                                Authorized Officer of the Registrant)

EXHIBIT 10

                       BARCLAYS BUSINESS CREDIT, INC.

                                    WITH

                                MASTEC, INC.
                     BURNUP & SIMS OF CALIFORNIA, INC.
                    BURNUP & SIMS OF THE CAROLINAS, INC.
                BURNUP & SIMS COMMUNICATIONS SERVICES, INC.
                         BURNUP & SIMS COMTEC, INC.
                    BURNUP & SIMS NETWORK DESIGNS, INC.
                          BURNUP & SIMS TSI, INC.
                   BURNUP & SIMS TELECOM OF FLORIDA, INC.
                        BURNUP & SIMS OF TEXAS, INC.
                            CHURCH & TOWER, INC.
                       CHURCH & TOWER FIBER TEL, INC.
                      CHURCH & TOWER OF FLORIDA, INC.
                         CHURCH & TOWER OF TN, INC.
                    DESIGNED TRAFFIC INSTALLATION, INC.
                           LECTRO PRODUCTS, INC.
                    SOUTHEASTERN PRINTING COMPANY, INC.
                                CC-II, INC.

                               (AS BORROWERS)

                                    and

                         MASTEC INTERNATIONAL, INC.
                           MASTEC WIRELESS, INC.
                      BURNUP & SIMS ENTERPRISES, INC.
                     BURNUP: SIMS OF MISSISSIPPI, INC.
           BURNUP & SIMS COMMUNICATIONS SERVICES OF FLORIDA, INC.
                        CAL TECHNICAL SERVICES, INC.
                        CAPSCAN CABLE COMPANY, INC.
                                 GDSI, INC.
                 CONSTRUCTION EQUIPMENT SYSTEMS CORPORATION
                       MASTEC EQUIPMENT COMPANY, INC.
                                TELINK, INC.
                               (AS SURETIES)

                       LOAN  AND  SECURITY  AGREEMENT

                             TABLE OF CONTENTS
                                                                       Page
     SECTION 1.          CREDIT  FACILITY  . . . . . . . . . . . . .     1
               1.1  Revolving Credit Loans  . . . . . . . . . . . . .    1
               1.2  Equipment Loans . . . . . . . . . . . . . . . . .    2
               1.3  Term Facility . . . . . . . . . . . . . . . . . .    3
               1.4  Mandatory Prepayments . . . . . . . . . . . . . .    4
               1.5  Use of Proceeds . . . . . . . . . . . . . . . . .    4

     SECTION 2.          INTEREST,  FEES  AND  CHARGES . . . . . . .     4
               2.1  Interest  . . . . . . . . . . . . . . . . . . . .    4
               2.2  Default Rate of Interest  . . . . . . . . . . . .    8
               2.3  Maximum Interest  . . . . . . . . . . . . . . . .    8
               2.4  Computation of Interest and Fees  . . . . . . . .    8
               2.5  Commitment Fee  . . . . . . . . . . . . . . . . .    8
               2.6  Letter of Credit Fees . . . . . . . . . . . . . .    9
               2.7  Unused Line Fee . . . . . . . . . . . . . . . . .    9
               2.8  [INTENTIONALLY OMITTED.]  . . . . . . . . . . . .    9
               2.9  Audit and Appraisal Fees  . . . . . . . . . . . .    9
               2.10 Reimbursement of Expenses . . . . . . . . . . . .    9
               2.11 Bank Charges  . . . . . . . . . . . . . . . . . .    10
               2.12 Indemnity re: LIBOR . . . . . . . . . . . . . . .    10

     SECTION 3.          LOAN  ADMINISTRATION  . . . . . . . . . . . .   10
               3.1  Manner of Borrowing Revolving Credit Loans  . . .    10
               3.2  Payments  . . . . . . . . . . . . . . . . . . . .    12
               3.3  Mandatory and Permissive Prepayments  . . . . . .    12
               3.4  Application of Payments and Collections . . . . .    13
               3.5  All Loans to Constitute One Obligation  . . . . .    14
               3.6  Loan Account  . . . . . . . . . . . . . . . . . .    14
               3.7  Statements of Account . . . . . . . . . . . . . .    14
               3.8  Joint and Several Liability . . . . . . . . . . .    14

     SECTION 4.       TERM  AND  TERMINATION . . . . . . . . . . . .     15
               4.1  Term of Agreement . . . . . . . . . . . . . . . .    15
               4.2  Termination . . . . . . . . . . . . . . . . . . .    15

     SECTION 5.          SECURITY INTERESTS  . . . . . . . . . . . .     16
               5.1  Security Interest in Collateral . . . . . . . . .    16
               5.2  Lien Perfection; Further Assurances . . . . . . .    17

     SECTION 6.          COLLATERAL  ADMINISTRATION  . . . . . . . . .   17
               6.1  General . . . . . . . . . . . . . . . . . . . . .    17
               6.2  Administration of Accounts  . . . . . . . . . . .    19
               6.3  Administration of Inventory . . . . . . . . . . .    21
               6.4  Administration of Equipment . . . . . . . . . . .    21
               6.5  Payment of Charges  . . . . . . . . . . . . . . .    21

     SECTION 7.          REPRESENTATIONS  AND  WARRANTIES  . . . . . .   21
               7.1  General Representations and Warranties  . . . . . .  21
               7.2  [INTENTIONALLY OMITTED].  . . . . . . . . . . . . .  29
               7.3  Survival of Representations and Warranties  . . . .  29

     SECTION 8. COVENANTS  AND  CONTINUING  AGREEMENTS  . . . . . . .    29
               8.1  Affirmative Covenants . . . . . . . . . . . . . . .  29

               8.2  Negative Covenants  . . . . . . . . . . . . . . . .  31
               8.3  Specific Financial Covenants  . . . . . . . . . . .  35

     SECTION 9.  CONDITIONS  PRECEDENT . . . . . . . . . . . . . . . .   36
               9.1  Documentation . . . . . . . . . . . . . . . . . . .  36
               9.2  No Default  . . . . . . . . . . . . . . . . . . . .  38
               9.3  Other Loan Documents  . . . . . . . . . . . . . . .  38
               9.4  Availability  . . . . . . . . . . . . . . . . . . .  38
               9.5  No Litigation . . . . . . . . . . . . . . . . . . .  38
     SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT  . . 38
               10.1 Events of Default . . . . . . . . . . . . . . . . .  38
               10.2 Acceleration of the Obligations . . . . . . . . . .  41
               10.3 Other Remedies  . . . . . . . . . . . . . . . . . .  41
               10.4 Remedies Cumulative; No Waiver  . . . . . . . . . .  42

     SECTION 11.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   43
               11.1 Power of Attorney . . . . . . . . . . . . . . . . .  43
               11.2 Indemnity . . . . . . . . . . . . . . . . . . . . .  44
               11.3 Modification of Agreement; Sale of Interest . . . .  44
               11.4 Severability  . . . . . . . . . . . . . . . . . . .  45
               11.5 Successors and Assigns  . . . . . . . . . . . . . .  45
               11.6 Cumulative Effect; Conflict of Terms  . . . . . . .  45
               11.7 Execution in Counterparts . . . . . . . . . . . . .  45
               11.8 Notice  . . . . . . . . . . . . . . . . . . . . . .  46
               11.9   Lender's Consent  . . . . . . . . . . . . . . . .  46
               11.10  Credit Inquiries  . . . . . . . . . . . . . . . .  47
               11.11  Time of Essence . . . . . . . . . . . . . . . . .  47
               11.12  Entire Agreement  . . . . . . . . . . . . . . . .  47
               11.13  Interpretation  . . . . . . . . . . . . . . . . .  47
               11.14  GOVERNING LAW; CONSENT TO FORUM . . . . . . . . .  47
               11.15  WAIVERS BY SURETIES AND BORROWERS . . . . . . . .  48

                     LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is made this 26th day of January, 1995, by and among BARCLAYS BUSINESS CREDIT, INC. ("Lender"), a Connecticut corporation with an office at 200 Glastonbury Road, Glastonbury, CT 06033 and MasTec, Inc. ("MasTec"), a Delaware corporation, each other entity comprising the Telecommunication Group (as defined in Appendix A hereto); Southeastern Printing Company, Inc. ("Southeastern Printing"), a Florida corporation, CC-II, Inc., a Delaware corporation, and Lectro Products, Inc. ("Lectro"), a Delaware corporation; (collectively "Borrowers" and singly each is a "Borrower"), and the Sureties (as defined in Appendix A hereto); each with its chief executive office at 8600 N.W. 36th Street, Miami, Florida 33166.

     Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.

SECTION 1.          CREDIT  FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $39,500,000.00 available upon Borrowers' request therefor, as follows:

     1.1  Revolving Credit Loans.

                    1.1.1 Loans. Lender agrees, for so long as no Default or Event of Default exists and subject to the corresponding Borrowing Bases, to make Revolving Credit Loans to, and for the joint and several benefit of, Borrowers from time to time, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof. Revolving Credit Loans may be made by Lender to the Telecommunication Group up to a maximum principal amount equal to the Telecommunication Group Borrowing Base, Revolving Credit Loans may be made to Southeastern Printing up to a maximum principal amount equal to the Southeastern Printing Borrowing Base and Revolving Credit Loans may be made to Lectro and CC-II, Inc. up to a maximum principal amount equal to the Lectro Borrowing Base. In no event and at no time, however, shall the aggregate amount outstanding of all Revolving Credit Loans exceed $15,000,000. If (i) the unpaid balance of Revolving Credit Loans made to the Telecommunication Group exceeds the Telecommunication Borrowing Base, or (ii) the unpaid balance of Revolving Credit Loans made to Southeastern Printing exceed the Southeastern Printing Borrowing Base, or (iii) the unpaid balance of Revolving Credit Loans made to Lectro and CC-II, Inc. exceed the Lectro Borrowing Base, or (iv) the unpaid balance of any Revolving Credit Loans exceed any other limitations set forth in this Agreement, then such excess Revolving Credit Loans shall nevertheless constitute Obligations that are due and payable on demand, secured by the Collateral and entitled to all the benefits thereof. Each Borrower is jointly and severally liable for all Obligations. All Revolving Credit Loans shall be repayable in accordance with the terms hereof and the Revolving Credit Note.

                    1.1.2     Reserves.    Lender shall have the right to
establish reserves in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, against the Borrowing Bases, or any of them, with respect to amounts which may be due or become due by any Borrower to any Person to the extent such amounts may be or become, secured by a Lien on, or trust over, any Property of such Borrower (other than Permitted Liens), the existence, operation or enforcement of which may have an adverse effect on the value, quality, collectability or enforceability of the Collateral.

                    1.1.3 Letters of Credit. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrowers, to issue its, or cause to be issued by one of Lender's Affiliates, Letters of Credit for the account of any Borrower, provided that the LC Amount at any time shall not exceed $6,000,000 and that reserves will be established against the applicable Borrowing Base availability in the amount equal to the LC Amount dependent upon the Borrower(s) account for which the Letter of Credit is issued. No Letter of Credit may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender in connection with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

     1.2 Equipment Loans. As a part of the Total Credit Facility, Lender hereby establishes a subfacility pursuant to which Lender agrees, for so long as no Default or Event of Default exists, to make Loans ("Equipment Loans") to Borrowers from time to time from and after the Closing Date and until the last day of the Original Term to finance Borrowers' purchases of eligible Equipment for use in Borrowers' business. Each Equipment Loan may not exceed (i) 90% of the purchase price of new Equipment being acquired, and (ii) 85% of the purchase price of used Equipment being acquired. The purchase price relating to such Equipment shall be deemed to be the lower of the actual cost of the Equipment or the fair market value of the Equipment as determined by referenced to the "Green Guide" or similar industry publication, net of charges and fees, including, without limitation, freight, taxes and installation costs and all other "soft" costs. Each Equipment Loan shall be secured by all of the Collateral and shall be evidenced by a Master Equipment Note. In conjunction with each Equipment Loan, Borrowers shall deliver to Lender a copy of the invoice relating to the acquisition cost of such Equipment, documentation evidencing delivery and receipt of such Equipment and all documentation necessary to ensure that Lender has a valid, first priority, perfected security interest in such Equipment including UCC-1 financing statements and, if applicable, certificates of title or manufacturers certificate of origin along with all documentation (fully executed) necessary to have Lender's first lien and security interest noted on certificates of title relating titled Equipment. The principal amount of all Equipment Loans made hereunder shall not exceed, in the aggregate, $12,500,000, provided that the outstanding balance of all Equipment Loans during the first year of the Original Term shall not exceed $6,500,000. Each Equipment Loan will be payable commencing January 1 of the year immediately following the year in which such Equipment Loan is made and shall be repaid in equal quarterly installments of principal on the first day of each January, April, July and October of each calendar year based on a four (4) year amortization schedule with payment in full to be made at the earlier to occur of the (a) scheduled final repayment date based on a four year amortization, (b) last day of the Original Term or, if applicable, any Renewal Term, or (c) termination of the Credit Facility as provided for herein.

     1.3  Term Facility.

          1.3.1 Term Loan. Lender agrees to make a term loan ("Term Loan") available to Borrowers in the principal amount of $10,947,416.17 provided, however, that Borrower shall draw down no less than $9,500,000 as of the Closing Date. The amount equal to the difference between $10,947,416.17, and the amount of such initial draw on the Closing Date may be drawn down during the first year of the Original Term and shall be used solely to finance 100% of the acquisition cost of new and used Equipment (net of freight, taxes, installation as to and other "soft costs"). Prior to such advance, Borrowers shall deliver to Lender invoices relating to the acquisition of such Equipment, documentation evidencing the delivery and receipt of such Equipment and all documentation necessary to ensure that Lender has a valid, first priority, perfected security interest in such Equipment including UCC-1 financing statements and, if applicable, certificates of title or manufacturers certificate of origin along with all documentation (fully executed) necessary to have Lender's first lien and security interest noted on certificates of title relating titled Equipment. Each advance under the Term Loan shall be in an amount equal to at least $250,000. Each advance under the Term Loan shall be repayable quarterly based upon a ten year amortization, in equal quarterly installments of principal on the first day of each January, April, July and October, with the entire amount of such advance due upon the earlier to occur of the (a) scheduled final repayment date based on a ten year amortization, (b) last day of the Original Term or, if applicable, any Renewal Term, or (c) termination of the Credit Facility as provided for herein.

          1.3.2 Supplemental Term Loan. Lender agrees to make a loan in the amount of $1,052,583.83 ("Supplemental Term Loan") as of the Closing Date. The principal amount of the Supplemental Term Loan shall be due and payable in 25 consecutive monthly installments commencing on March 1, 1995 and continuing on the first day of each month thereafter, comprised of 24 equal payments of $41,666.67 and a final (25th) installment due on March
1, 1997 equal to the aggregate outstanding principal amount of the Supplemental Term Loan, along with all accrued and unpaid interests, fees, costs and expenses.

         1.4 Mandatory Prepayments. Except as otherwise provided herein, Borrowers shall make mandatory prepayments to be applied to the Term Loan, Supplemental Term Loan or the Equipment Loans (in such order as Lender may in its sole discretion deem appropriate) upon the sale and with the proceeds received from the sale of any Equipment. All prepayments will be applied to unpaid installments in the inverse order of maturity. The Revolving Credit Loans, Term Loan, Supplemental Term Loan and the Equipment Loans shall be secured by all of the Collateral.

         1.5 Use of Proceeds. The Loans shall be used solely for the satisfaction of existing Indebtedness of Borrowers to First Union National Bank of Florida and for Borrowers' general working capital purposes including Equipment acquisitions, and for such other purposes in a manner consistent with the provisions of this Agreement and all applicable laws.

SECTION 2.          INTEREST,  FEES  AND  CHARGES

     2.1  Interest.

          2.1.1     Revolving Credit Interest:

                   (a)  Rate Options.  At the time of each Revolving
Credit Loan under the Revolving Credit Facility, and thereafter from time to time, MasTec, on behalf of the Borrowers shall have the right, subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred, to designate to Lender in writing that all, or a portion of the Revolving Credit Loans shall bear interest at either the (i) Revolving Credit LIBOR Rate or (ii) Base Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by MasTec, on behalf of the Borrowers, or otherwise governing under the terms of this Agreement. If for any reason the Revolving Credit LIBOR Rate option is unavailable or is not properly selected in accordance with the terms hereof, the Base Rate shall apply. The rate of interest on Revolving Credit Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate effective as of the opening of business on the day that any such change in the Base Rate occurs.

                    (i)  Revolving Credit LIBOR Rate Option:

                    (A) Requests. Provided no Default or Event of Default has occurred, and subject to the provisions of this Section 2.1.1 (a)(i) if Borrowers desire to have the Revolving Credit LIBOR Rate apply to all or a porti521on of the Revolving Credit Loans, MasTec, on behalf of the Borrowers, shall give Lender a written irrevocable request no later than 12:00 P.M. Eastern time on the third (3rd) Business Day prior to the requested borrowing date specifying (i) the date the Revolving Credit LIBOR Rate shall apply (which shall be a Business Day), (ii) the LIBOR Interest
Period, and (iii) the amount to be subject to the Revolving Credit LIBOR
Rate provided that such amount shall be an integral multiple of Five
Hundred Thousand Dollars ($500,000.00). In no event may Borrowers have outstanding at any time LIBOR Rate Loans with more than five (5) different LIBOR Interest Periods.

                    (B) LIBOR Interest Periods. Revolving Credit LIBOR Rate Loans shall be selected by MasTec on behalf of Borrowers for a LIBOR Interest Period; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is the Bank's custom in the market to which such Revolving Credit LIBOR Rate Loan relates. All accrued and unpaid interest on a Revolving Credit LIBOR Rate Loan shall be repaid in full on the day the applicable LIBOR Rate Period expires. Interest shall also be due and payable, for a Revolving Credit LIBOR Rate Loan having a LIBOR Interest Period of six (6) months on the last day of the third month of such six (6) month period, as if such six (6) month period was actually two three (3) month periods. No LIBOR Interest Period with respect to the Revolving Credit may end after the Revolving Credit Maturity Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Revolving Credit Loans to a Revolving Credit LIBOR Rate Loan, MasTec, on behalf of the Borrowers may extend a Revolving Credit LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new Revolving Credit LIBOR Rate Loan. If MasTec, on behalf of the Borrowers fails to notify the Lender of the LIBOR Interest Period for a subsequent Revolving Credit LIBOR Rate Loan at least three (3) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding Revolving Credit LIBOR Rate Loan, then such outstanding Revolving Credit LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period accrue interest at the Base Rate.

                     (C) Unavailability. If MasTec, on behalf of the Borrowers shall have requested the rate based on the Adjusted LIBOR Rate in accordance with this Section 2.1.1(a)(i) and Lender shall have determined that Eurodollar deposits equal to the amount of the principal of the requested Revolving Credit LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to MasTec, on behalf of the Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A good faith determination by Lender hereunder based on Lender's best efforts shall be prima facie evidence of the correctness of the fact and amount of such additional costs or
unavailability.   Upon such a determination, (i) the obligation to convert
to, or maintain a Revolving Credit LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified MasTec, on behalf of the Borrowers that such conditions shall have ceased to exist, and (ii) the portion of the Revolving Credit Loan subject to the request or requested conversion shall accrue interest at the Base Rate.

          2.1.2     Term Interest:

                    (a) Rate Options. On the Closing Date, at the time of each Equipment Loan and thereafter from time to time, MasTec, on behalf of the Borrowers, shall have the right, subject to the terms and conditions of this Agreement, and provided no Default or Event of Default has occurred, to designate to Lender in writing that all, or a portion of the outstanding principal balance of the Term Loan or the Equipment Loan (as so designated to Lender in writing) shall bear interest at either the (i) Term LIBOR Rate or (ii) Base Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by MasTec, on behalf of the Borrowers or otherwise governing under the terms of this Agreement. If for any reason an option is unavailable, MasTec, on behalf of the Borrowers may designate another option. If MasTec, on behalf of the Borrowers does not elect any such option or, if, for any reason the Term LIBOR Rate is not available, the Term Loan and Equipment Loan shall bear interest at the Base Rate. The rate of interest on the Base Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the date that any such change in the Base Rate occurs.

                    (i)  Term LIBOR Rate Option:

                    (A) Requests. Provided no Default or Event of Default has occurred, and subject to the provisions of this Section 2.1.2(a)(i) if Borrowers desire to have the Term LIBOR Rate apply to all or a portion of the Term Loan or the Equipment Loan (as so designated to Lender in writing), MasTec, on behalf of the Borrowers, shall give Lender a written irrevocable request no later than 12:00 P.M. Eastern Time on the third
(3rd) Business Day prior to the requested borrowing date specifying (i) the date the Term LIBOR Rate shall apply (which shall be a Business Day), (ii) the LIBOR Interest Period, (iii) the Loan to which the Term LIBOR Rate shall apply, and (iv) the amount of the Loan to be subject to the Term LIBOR Rate; provided that such amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000.00). In no event may Borrowers have outstanding at any time LIBOR Rate Loans with more than five (5) different LIBOR Interest Periods.

                    (B) LIBOR Interest Periods. Term LIBOR Rate Loans shall be selected for a LIBOR Interest Period during which the Term LIBOR Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is the Bank's custom in the market in which such
Term LIBOR Rate Loans relates.   All accrued and unpaid interest on a Term
LIBOR Rate Loan shall be repaid in full on the day the applicable LIBOR Interest Period expires. Interest shall also be due and payable for a Term LIBOR Rate Loan having a LIBOR Interest Period of six (6) months on the last day of the third month of such six (6) month period, as if such six
(6) month period was actually two three (3) month periods. No LIBOR Interest Period with respect to the Term Loan or the Equipment Loan may end after the applicable maturity due date for such Loan. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Term Loan or an Equipment Loan to a Term LIBOR Rate Loan, Borrowers may extend a Term LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new Term LIBOR Rate Loan. If MasTec, on behalf of the Borrowers fails to notify Lender of the LIBOR Interest Period for a subsequent Term LIBOR Rate Loan at least three (3) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding Term LIBOR Rate Loan, then such outstanding Term LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period accrue interest at the Base Rate or at such other rate designated by MasTec, on behalf of the Borrowers in accordance with the terms of this Agreement.

                    (C) Unavailability. If MasTec, on behalf of the Borrowers shall have requested the rate based on the Adjusted LIBOR Rate in accordance with Section 2.1.2(a)(i) and Lender shall have determined that Eurodollar deposits equal to the amount of the principal of the requested Term LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to MasTec, on behalf of the Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A good faith determination by Lender hereunder based on Lender's best efforts shall be prima facie evidence of the correctness of
the fact and amount of such additional costs or unavailability.   Upon such
a determination, (i) the obligation to convert to, or maintain a Term LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified MasTec, on behalf of the Borrowers that such conditions shall have ceased to exist, and (ii) unless another interest rate option is designated in accordance with the terms of this Agreement, the portion of the Term Loan and/or the Equipment Loan subject to the request or requested conversion shall accrue interest at the Base Rate.

          2.1.3 Supplemental Term Loan Interest. Interest shall accrue on the Supplemental Term Loan at a per annum rate equal to 7.7% and be paid monthly on the fifth day of each calendar month.

          2.2 Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2% above the interest rate otherwise applicable thereto (the "Default Rate") and, upon the expiration of each then current Libor Interest Period(s), each LIBOR Rate Loan shall convert to a Base Rate Loan, subject to the Default Rate, if applicable.

     2.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, the rate hereunder shall automatically be reduced to the maximum rate permitted by applicable law, and Lender shall, in its discretion, apply such excess to the principal balance of the Loans or other outstanding obligations of Borrowers or refund such excess to Borrowers, and such provisions shall be deemed amended to conform thereto.

     2.4 Computation of Interest and Fees. Interest, Letter of Credit fees, and unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) upon receipt by Lender of good funds.

     2.5 Commitment Fee. On the Closing Date, Borrower shall pay to Lender in immediately available funds $81,250 representing one-half of the $162,500 commitment fee, all of which is fully earned and nonrefundable on the Closing Date. Borrowers shall also pay to Lender on the earlier of (i) the first anniversary of the Closing Date or (ii) termination of the Credit Facility, $81,250 representing the balance of the $162,500 commitment fee.
     2.6 Letter of Credit Fees. Borrowers shall pay to Lender for Letters of Credit a fee equal to one and one-half percent (1-1/2%) per annum of the aggregate face amount of such Letters of Credit outstanding from time to time during the term of this Agreement, plus all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit, shall be due and payable in arrears, on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     2.7 Unused Line Fee. Borrowers shall pay to Lender a fee equal to one quarter of one percent (1/4%) per annum of the average monthly amount by which the Total Credit Facility exceeds the aggregate outstanding amount of all Loans and the LC Amount, provided however that for purposes of this calculation, the Total Credit Facility shall be deemed to be reduced by $6,000,000 for the first year of the Original Term. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter.
     2.8  [INTENTIONALLY OMITTED.]

     2.9 Audit and Appraisal Fees. Borrowers shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time in connection with audits and appraisals of

Borrowers' books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals; provided that, so long as no Event of Default has occurred, all such audit and appraisal fees incurred during any calendar year shall not exceed $5,000. Subject to the immediately preceding proviso, audit and appraisal fees shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrowers.

     2.10 Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other out-of-pocket costs or expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents; (ii) any amendment, modification, analysis or termination of this Agreement or any of the other Loan Documents and the transactions contemplated thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or any Borrower's affairs; (iv) any attempt to enforce any rights of Lender against Borrowers or any Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other out-of-pocket costs and expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.10 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 6 hereof.

     2.11 Bank Charges. Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with the establishment of a lock box, dominion, cash collateral or similar type of account, including
(i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender, of proceeds of Loans made by Lender to Borrowers pursuant to this Agreement, by wire transfer or otherwise, and (ii) the depositing for collection, by Lender, of any check or item of payment received or delivered to Lender on account of the Obligations.

     2.12 Indemnity re: LIBOR. Each Borrower hereby indemnifies Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any Default by the Borrowers in the payment of the principal of or interest on any LIBOR Rate Loan or failure by the Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a LIBOR Rate Loan.

SECTION 3.          LOAN  ADMINISTRATION

         3.1 Manner of Borrowing Revolving Credit Loans. Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

         3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrowers may give Lender notice of the intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 12:00 P.M. Eastern time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Note or Master Equipment Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Lender may permit telephonic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon telephonic or electronic communications from Borrowers, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

         3.1.2 Disbursement. Borrowers hereby irrevocably authorize Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

         3.1.3 Authorization. Borrowers hereby irrevocably authorize Lender, in Lender's sole discretion to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay Borrowers' Obligations as and when such Obligations are due and payable, provided however that so long as no Event of Default has occurred and Borrowers have continued to authorize direct payment of such Obligations through an appropriate ACH account, Lender will not charge Borrowers' Loan Account until 5 days after the date each such Obligation is due and payable.

         3.1.4 Borrowing Base Certificates. Borrowers shall deliver to Lender the Borrowing Base Certificates on a monthly basis, no later than the tenth (10th) Business Day after the end of each fiscal monthly period;

provided however that Lender reserves the right to request delivery of such Borrowing Base Certificates on a more frequent basis subject to Borrowers' ability to produce such Borrowing Base Certificates in a more timely manner.

         3.2 Payments. Except where evidenced by notes or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

         3.2.1 Principal. Principal payable on account of Revolving Credit Loans shall be payable by Borrowers to Lender immediately upon the earliest of (i) the receipt by Lender or Borrowers of any proceeds of any of the Collateral other than Equipment, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof.

         3.2.2 Interest. Except as provided in subsections 2.1.1(a)(i)(B) and 2.1.2.(a)(i)(B), interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

         3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

         3.2.4 Other Obligations. The balance of the Obligations requiring the payment of money shall be payable by Borrowers to Lender as and when provided in this Agreement, the Notes, the Other Agreements or the Security Documents, or on demand, whichever is earlier.

         3.3  Mandatory and Permissive Prepayments.

         3.3.1 Proceeds of Sale, Loss, Destruction or condemnation of Collateral. If any Borrower sells any of the Equipment, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrowers and as a mandatory prepayment of either the Term Loan or the Equipment Loan (or the Supplemental Term Loan if the Term Loan and Equipment Loan have been repaid in full), as determined by Lender, a sum equal to the proceeds (including insurance payments) received by Borrowers from such sale, loss, destruction or condemnation; provided that so long as no Event of Default shall have occurred, the proceeds received pursuant to this section shall first be applied to those portions of the Term Loan and Equipment Loan bearing interest at the Base Rate in the inverse order of maturity, and then to the portion of the Loans subject to the Term LIBOR Rate, provided however, that to the extent there are no portions of the Term Loan or Equipment Loan bearing interest at the Base Rate and no Event of Default shall have occurred, Borrowers may elect, if there is sufficient Aggregate Adjusted Availability, to retain such proceeds, in which case Lender shall establish a reserve against the Borrowing Base(s) in the amount of such proceeds. At such time as the LIBOR Interest Period(s) relating to Term LIBOR Rate Loans in the aggregate amount at least equal to the amount of such proceeds ends, the amount of such proceeds shall be paid to Lender and applied to reduce such portion of the Term Loan or Equipment Loan (or the Supplemental Term Loan, if applicable) in the inverse order of maturity as Lender may determine in which case the foregoing reserve shall be eliminated.

          3.3.2 LIBOR Rate Loans. No portion of the LIBOR Rate Loans may be prepaid during a LIBOR Interest Period (other than regularly scheduled amortization payments under the Term Loan or the Equipment Loan or mandatory prepayments thereof as provided in subsection 3.3.1) unless the Borrowers first satisfy in full their obligations under Section 2.12 above arising from such prepayment.

          3.3.3 Prepayment. Except as otherwise provided herein, the Loans may be prepaid in whole or in part at any time without penalty or premium, provided that any partial prepayments of term indebtedness shall be applied in the inverse order of maturity.

          3.4 Application of Payments and Collections. Subject to subsection 2.2 of this Agreement, all items of payment received by Lender by 2:00 p.m., Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 2:00 p.m., Eastern time, on any Business Day shall be deemed received on the following Business Day. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If, as the result of collections of Accounts as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists, provided however, that interest shall accrue at the Base Rate if and to the extent the credit balance at any time exceeds the outstanding Obligations. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loan, Supplemental Term Loan or the Equipment Loan, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

     3.5 All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrowers, jointly and severally, and shall be secured by Lender's Lien upon all of the Collateral.

     3.6 Loan Account. Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

     3.7 Statements of Account. Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary. Such notice shall only be deemed an objection to those items specifically objected to therein.

     3.8  Joint and Several Liability.

          3.8.1. Joint and Several Liability - MasTec and, subject only to the terms of Subsection 3.8.3 hereof, the other Borrowers, shall be jointly and severally liable for all Obligations regardless of, inter alia, which Borrower(s) requested (or received the proceeds of) a particular Loan.

          3.8.2 Authorization of MasTec by Other Borrowers - Each of the other Borrowers hereby irrevocably authorizes MasTec to give notices, make requests, make payments, receive payments and notices, give receipts and otherwise take action on behalf of such Borrower under and with respect to any Loan Document, including, without limitation, with regard to provisions herein referring to notices or requests being given by or to "MasTec, on behalf of the Borrowers" and similar provisions.



          3.8.3 Maximum Amount of Joint and Several Liability - Without limiting the effect of Section 11.14 hereof, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable laws pertaining to fraudulent conveyance and any applicable business corporation laws) otherwise would render the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

          SECTION 4.     TERM  AND  TERMINATION

          4.1 Term of Agreement. Subject to Lender's right to cease making Loans to Borrowers upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of five
(5) years from the date hereof, through and including January 26, 2000 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

          4.2  Termination.

          4.2.1 Termination by Lender. Lender may upon 180 days prior notice, terminate this Agreement as of the last day of the Original Term or the then current Renewal Term. In addition, Lender may terminate this Agreement without notice upon or at any time after the occurrence of an Event of Default.

          4.2.2 Termination by Borrowers. Upon at least 90 days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until

Borrowers have paid all of the Obligations, including without limitation, the Termination Charges set forth in Section 4.2.3 below, in immediately available funds and all Letters of Credit have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit on or after the termination date stated in such notice. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

          4.2.3 Termination Charges. At the effective date of termination of this Agreement for any reason during the second and third years of the Original Term, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to the product of (a) the prior 12 months average aggregate outstanding principal balance of the Loans plus the average outstanding face amount of issued and outstanding Letters of Credit times (b) 1% if termination occurs during the second 12-month period of the Original Term; and .5% if termination occurs during the third 12 month period of the Original Term.

          4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds, including without limitation any applicable termination charge, if any and cash collateralization of all Letters of Credit. Notwithstanding the purported payment in full of the Obligations, in the event that any Obligations, contingent or otherwise, remain outstanding or unsatisfied, such as potential loss or damage as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall not be required to terminate its security interest in the Collateral for a period of 91 days from the date of such payment, unless, at its option, (i) it shall have received a written agreement, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) it shall have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

     SECTION 5.        SECURITY INTERESTS

     5.1 Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, each Borrower and Surety hereby grants to Lender a continuing first Lien upon all of such Borrower's or Surety's assets, including all of the following Property and interests in Property of such Borrower and/or Surety, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

               (1)       Accounts;

               (2) Inventory (except that owned by any member of the Telecommunication Group);

               (3) Equipment (excluding such Equipment specifically listed on Exhibit 8.2.5 hereto);

               (4)       General Intangibles;

                    (v)       Fixtures;

                    (vi)      Deposit Accounts;

                    (vii) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                    (viii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of such Borrower or Surety pertaining to any of (i) through (vii) above; and

                    (ix) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of all of the foregoing above, including, without limitation, proceeds of and unearned premiums with respect to, insurance policies insuring any of the Collateral.

     5.2 Lien Perfection; Further Assurances. At Lender's request, each Borrower and Surety shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral, including without limitation immediate delivery of all items for which Lender must receive possession to obtain a perfected security interest (including without limitation, all instruments, certificates of title, documents of title and chattel paper) and delivery of all documentation, fully executed or coupled with necessary powers of attorney, sufficient to have Lender's first lien noted on the certificates of title, if any, corresponding to Equipment comprising a portion of the Collateral. Unless prohibited by applicable law, each Borrower and Surety hereby authorizes Lender to execute and file any such financing statement on such Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, each Borrower and Surety shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

SECTION 6.          COLLATERAL  ADMINISTRATION

     6.1  General

          6.1.1 Location of Collateral. All Collateral, other than vehicles or Equipment in transit, will at all times be kept by Borrowers or Sureties at one or more of the business locations set forth in Exhibit
6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for
(i) removals in connection with dispositions of Equipment that are authorized by subsection 8.2.9 hereof and (ii) removals in the ordinary course of business; provided that Borrowers deliver to Lender no later than the tenth (10th) Business Day following the end of each fiscal quarterly period an updated list of Collateral locations for each item of Collateral that has changed locations during the immediately prior quarter; and provided further that in the event any item of Collateral is moved to a jurisdiction in which Lender has not filed UCC-1 financing statements naming the owner of such item as Debtor, Borrowers will so notify Lender on the first day of the month immediately following such move and execute such UCC-1 financing statements as are necessary to maintain Lender's perfected security interest in the Collateral.

          6.1.2 Insurance of Collateral. Borrowers and Sureties shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrowers' business, covering casualty, hazard, public liability, flood (if required) and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the original certificate of insurance and certified copies of Borrowers' insurance policies to Lender with satisfactory Lender's Loss Payable endorsements, naming Lender as Lender Loss Payee, assignee, mortgagee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies with respect to matters materially affecting or concerning the Collateral.

          6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, mechanic, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

     6.2  Administration of Accounts.

          6.2.1     Records, Schedules and Assignments of  Accounts.

Borrowers shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the twentieth day of each fiscal monthly period from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding fiscal month ("Schedule of Accounts"), and, upon Lender's request therefor, evidence that services have been provided and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $250,000.00 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrowers shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Bases shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrowers shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2 Discounts, Allowances, Disputes. If Borrowers grant any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $50,000.00 are in dispute between any Borrower and any Account Debtor, Borrowers shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrowers.

          6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized (without any obligation or duty on Lender's part), in its sole discretion, following the fifteenth (15th) day after notice from Lender to Borrowers that such tax is payable, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

          6.2.4 Account Verification. Following the occurrence of an Event of Default, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

          6.2.5 Maintenance of Dominion Account. Following (i) the occurrence of an Event of Default or (ii) the Aggregate Adjusted Availability under the Borrowing Bases dropping to an amount less than $2,000,000, and if requested by Lender, Borrowers shall procure, maintain and pay for a Dominion Account pursuant to a lockbox arrangement, with a bank(s), acceptable to Lender. Borrowers shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrowers shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          6.2.6     Collection of Accounts, Proceeds of
Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrowers as trustee of an express trust for Lender's benefit. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrowers. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights therein.

     6.3  Administration of Inventory.

          6.3.1 Records and Reports of Inventory. Southeastern Printing and Lectro shall keep accurate and complete records of their Inventory. They shall furnish to Lender Inventory reports with respect to Inventory included in the Borrowing Bases, in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such fiscal monthly period. Southeastern Printing and Lectro shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

          6.3.2 Returns of Inventory. If at any time or times hereafter, any Account Debtor returns any Inventory to Southeastern Printing or Lectro, the shipment of which generated an Account on which such Account Debtor is obligated in excess of $250,000, such party shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

     6.4  Administration of Equipment.

          6.4.1 Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with the terms of this Agreement, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Borrowers shall deliver to Lender any and all evidence of ownership of the Equipment.

          6.4.2     [INTENTIONALLY OMITTED].

     6.5  Payment of Charges.  All amounts chargeable to Borrowers under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7.          REPRESENTATIONS  AND  WARRANTIES

     7.1 General Representations and Warranties. To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower and Surety, jointly and severally warrants, represents and covenants to Lender that:

          7.1.1. Organization and Qualification. Each Borrower and Surety is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower and Surety is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary or in which the failure of such Borrower or Surety to be so qualified would have a material adverse effect on the financial condition, business or Properties of such Borrower or Surety.

          7.1.2 Corporate Power and Authority. Each Borrower and Surety and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of such Borrower or Surety or any of its Subsidiaries; (ii) contravene such Borrower's or Surety's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause such Borrower or Surety or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or Surety or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Borrower or Surety or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by such Borrower or Surety or any of its Subsidiaries.

          7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and Surety enforceable against it in accordance with its respective terms.

          7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries of any Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by such Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of each Borrower and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of each Borrower. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any shareholder of MasTec or any Borrower's relating to the ownership of its shares of capital stock except as set forth on Exhibit 7.1.4.

          7.1.5 Corporate Names. Neither any Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on
Exhibit 7.1.5, neither any Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          7.1.6 Business Locations; Agent for Process. Each Borrower's and Surety's chief executive office and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding one-year period, no Borrower nor Surety has had an office, place of business or agent for service of process other than as listed on Exhibit 6.1.1. Except as shown on Exhibit 6.1.1, no Equipment or Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

          7.1.7 Title to Properties; Priority of Liens. Each Borrower and Surety has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has either paid or discharged all lawful claims which, if unpaid, might become a Lien against any Properties of any Borrower or Surety that is not a Permitted Lien. The Liens granted to Lender under
Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8 Accounts. Lender may rely, in determining, from time to time, which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account which at any time is submitted to Lender as being an Eligible
Account:

                    (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

                    (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between that Borrower and the Account Debtor;

                    (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

                    (iv) Such Account, and Lender's security interest therein, is not, and will not (by voluntary act or omission of any Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods, where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to that Borrower and is not contingent in any respect or for any reason;

                    (v) No Borrower has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

                    (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

                    (vii) To the best of each Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

                    (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          7.1.9     Equipment.     The Equipment is in good operating
condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted and subject to market fluctuations. No Borrower will permit any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and no Borrower will permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority Liens in favor of Lender.

          7.1.10 Financial Statements; Fiscal Year. The Consolidated and Consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of a Borrower for the respective periods during which a Subsidiary relationship existed) as of September 30, 1994, and the related statements of income and changes in stockholder's equity and consolidated statements of cash flow for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of each Borrower at such dates and the results of such Borrower's operations for such periods. Since September 30, 1994, there has been no material change in the condition, financial or otherwise, of any Borrower and no change in the aggregate value of Equipment owned by any Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of each Borrower and each of its Subsidiaries ends on December 31 of each year.

          7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of any Borrower to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Borrower has failed to disclose to Lender which otherwise is required to be disclosed in a publicly filed document, including those documents filed with the Securities and Exchange Commission, which materially affects adversely or, so far as such Borrower can reasonably foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrowers collectively, or the ability of Borrowers to perform this Agreement or the other Loan Documents.

          7.1.12 Solvent Financial Condition. Each Borrower and its Subsidiaries is now and, after giving effect to the Loans to be made and the Letters of Credit to be issued hereunder, at all times will be, Solvent.

          7.1.13 Surety Obligations. Neither any Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except for indemnity of issuers of performance bonds and letters of credit.

          7.1.14 Taxes. Each Borrower's federal tax identification number and the federal tax identification number of each Borrower's Subsidiaries is shown on Exhibit 7.1.14 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and such Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower and its Subsidiaries are adequate in all material respects, for all years not closed by applicable statutes, and for its current fiscal year.

          7.1.15 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated hereby, except for the obligation to Houlihan Lokey Howard & Zukin, in the amount of $370,882.92, which is the sole obligation and responsibility of Borrowers. Each Borrower represents that it has not committed the Lender to the payment of any brokerage fee, commission or charge in connection with this transaction. If any such claim is made against Lender by any broker, finder or agent or other person, Borrowers hereby indemnify, defend and save Lender harmless against such claim and further will defend, with counsel satisfactory to Lender, any action or actions to recover on such claim, at Borrowers' own cost and expense, including Lender's reasonable counsel fees. Borrowers further agree that until any such claim or demand is adjudicated in Lender's favor, the amount demanded shall be deemed a liability of Borrowers under this Agreement.

          7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.16 hereto.

          7.1.17 Governmental Consents. Each Borrower and Surety and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises reasonably necessary to continue to conduct in all material respects its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          7.1.18. Compliance with Laws. Each Borrower and Surety and their respective Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower, Surety or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Borrower, Surety or any Subsidiary under any such law, rule or regulation which would have a material adverse effect on the Borrowers or their Subsidiaries. Each Borrower, Surety and Subsidiary has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it. No Inventory has been produced in violation of the Fair
Labor Standards Act (29 U.S.C.   201 et seq.), as amended.

          7.1.19 Restrictions. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither any Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by any Borrower or any of its Subsidiaries, as applicable.

          7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Borrower or any of its Subsidiaries. Neither any Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          7.1.21 No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Borrower's performance hereunder, constitute a Default or an Event of Default. Neither any Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any material Indebtedness to any Person for Money Borrowed.

          7.1.22 Leases. Exhibit 7.1.22(a) hereto is a complete listing of all capitalized leases of each Borrower and its Subsidiaries and Exhibit 7.1.22(b) hereto is a complete listing of all operating leases of Borrower and its Subsidiaries. Each Borrower and its Subsidiaries is in full compliance with all of the material terms of each of its respective capitalized and operating leases.

          7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither any Borrower nor any of its Subsidiaries has any Plan. Each Borrower and each of its Subsidiaries is in full compliance with all of the material requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Borrower or any of its Subsidiaries exists in connection with any Plan. Neither any Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

          7.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Borrower or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrowers or their Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely the Borrowers or their Subsidiaries or prevent the Borrowers or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, neither any Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          7.1.26 Interrelatedness of MasTec, Borrowers and other Sureties. The business operations of each member of the Telecommunications

Group, Surety and MasTec are interrelated and complement one another, and such companies have a common business purpose, with inter-company bookkeeping and accounting adjustments used to separate their respective Properties, Indebtedness, and transactions. To permit their uninterrupted and continuous operations, such companies now require and will from time to time hereafter require funds for general business purposes. The proceeds of Revolving Credit Loans and the making of the Term Loan, the Supplemental Term Loan and the Equipment Loan will directly or indirectly benefit MasTec, Sureties and each Borrower hereunder severally and jointly, regardless of which Borrower requests or receives part or all of the proceeds of such Loans.

     7.2  [INTENTIONALLY OMITTED].

     7.3 Survival of Representations and Warranties. All representations and warranties of each Borrower, Surety contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.  COVENANTS  AND  CONTINUING  AGREEMENTS

     8.1 Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower and MasTec covenants that, unless otherwise consented to by Lender in writing, it shall:

          8.1.1 Visits and Inspections. Subject to Section 2.9 above, permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of any Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, such Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

          8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

          8.1.3 Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless MasTec's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                    (i) not later than 90 days after the close of each fiscal year of MasTec, unqualified audited financial statements of MasTec as of the end of such year (except for a qualification for a change in accounting principles with which the accountant concurs), on a Consolidated basis (along with uncertified consolidating income statements, balance sheets and statements of cash flows to be included as supplemental schedules) certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender;


                    (ii) not later than 45 days after the end of each fiscal quarter hereafter, unaudited interim financial statements of MasTec and its Subsidiaries as of the end of such month and of the portion of Borrowers' financial year then elapsed, on a Consolidated and Consolidating basis along with certified by the principal financial officer of MasTec as prepared in accordance with GAAP and fairly presenting the Consolidated and Consolidating financial position and results of operations of Borrowers and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                    (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                    (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

                    (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' and each of its Subsidiaries' financial condition or results of operations.

          Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the Chief Financial Officer certifying that, based upon his examination of the financial statements of Borrowers and their Subsidiaries, he is not aware of any Default or Event of Default, or, if he is aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to Lender, that he is aware that Lender is relying on such financial statements in making its decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the Chief Financial Officer of MasTec, on behalf of the Borrowers.

          8.1.4 Landlord and Storage Agreements. Upon request, provide Lender with copies of all agreements between any Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Equipment may, from time to time, be kept.

          8.1.5     [INTENTIONALLY OMITTED].

          8.1.6 Projections. No later than 30 days prior to the end of each fiscal year of MasTec, deliver to Lender Projections of MasTec in form and substance satisfactory to Lender for the forthcoming fiscal year prepared on a quarterly basis; provided however that Lender hereby agrees that such projections will be treated as confidential in nature and shall not be disclosed to or shared with any Person, other than Lender, its parent, affiliates, officers, employees, agents, successors and assigns and except as may otherwise be required by applicable law, rule, regulation, subpoena and/or court order.



          8.1.7 Compliance with Laws. Each Borrower and Surety shall comply, in all material respects with all federal, state and local laws, rules and regulations applicable to each such entity.

     8.2 Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower and Surety covenants that, unless Lender has first consented thereto in writing, it will not:

          8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of any Borrower to merge or consolidate, with any Person except mergers between and among Borrowers or Sureties (provided Lender receives prior written notice), nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person, with the exception of acquisitions of Persons or Properties engaged in business line(s) in which the Borrowers are currently engaged, and further provided that (i) after giving effect to any such transaction, Borrowers shall have Aggregate Adjusted Availability in an amount equal to at least $2,500,000 and (ii) Borrowers shall obtain Lender's prior written consent for any merger, consolidation or acquisition with any Person having assets valued under GAAP in excess of $5,000,000 or where the aggregate amount of assets of all Persons involved in all mergers, consolidations or acquisitions with Borrowers, or any of them, in any fiscal year exceeds $15,000,000.

          8.2.2 Loans. Make, or permit any Subsidiary of any Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, except (i) loans among Borrowers and the Sureties and (ii) loans to Persons not a party to this Agreement if no Default or Event of Default has occurred, and after giving effect to such loans, no Default or Event of Default will result and Borrowers will have Aggregate Adjusted Availability in an amount equal to at least $2,500,000.

          8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except as otherwise permitted in this Agreement and:

                    (i)       Obligations owing to Lender;

                    (ii) Subordinated Debt existing on the date of this Agreement;

                    (iii) Indebtedness of any Subsidiary of any Borrower to such Borrower;

                    (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and each Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower or such Subsidiary and its independent accountants;

                    (v)       Obligations to pay Rentals permitted by
     subsection 8.2.13;

                    (vi)      Purchase Money Indebtedness; and



                    (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

          8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender to the extent disclosure is required by the rules and regulations of the Securities and Exchange Commission and are no less favorable to such Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

          8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of any Borrower to create or suffer to exist, any Lien upon any of its Property (including without limitation the stock of any Subsidiaries or of National Beverage Corporation owned or held by MasTec), income or profits, whether now owned or hereafter acquired, except:

                    (i)       Liens at any time granted in favor of Lender;

                    (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                    (iii) Liens arising in the ordinary course of any Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of such Borrower or materially impair the use thereof in the operation of such Borrower's business;

                    (iv) Purchase Money Liens securing Purchase Money Indebtedness;

                    (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to such Borrower or another such Subsidiary;

                    (vi) Liens securing Bonds issued pursuant to Indemnity Agreements only to the extent such Liens cover Property on the site of the contractual work referred to in the Bonds and the rights of Borrowers in and to subcontracts and related general intangibles associated with the Bonded services and further provided that the aggregate value of the Property covered by such Liens does not represent a material portion of Borrowers' Collateral;

                    (vii) such other Liens as appear on Exhibit 8.2.5 hereto; and

                    (viii) such other Liens as Lender may hereafter approve in writing.

          8.2.6 Subordinated Debt. Make, or permit any Subsidiary of any Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except, if no Event of Default is then outstanding, (i) scheduled payments permitted in accordance with the Subordinated Debentures issued under an Indenture dated as of November 15, 1980 between Burnup & Sims, Inc. and Chemical Bank, as Trustee, and (ii) prepayments of such Subordinated Debentures (A) from proceeds of the sale of Property not constituting Collateral or (B) using other funds so long as the making of such proposed prepayment would not, under the terms hereof, cause a violation of Section 8.3.1 hereof (such determination being made by recalculating Cash Flow as of the most recently completed fiscal quarter and treating such proposed prepayment as if made in such quarter).

          8.2.7 Distributions. Declare or make, or permit any Subsidiary of any Borrower to declare or make, any Distributions except Distributions in the form of dividends from a Subsidiary to a Borrower and, if no Event of Default has occurred or would occur after giving effect thereto, annual Distributions from MasTec to its shareholders in an aggregate amount not to exceed 50% of MasTec's Net Income.

          8.2.8 Capital Expenditures. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Borrowers and its Subsidiaries, exceed $15,000,000 during any fiscal year of Borrowers.

          8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any Collateral, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, excepting, so long as no Event of Default is outstanding hereunder,
(i) sales of Inventory in the ordinary course of business, (ii) a transfer of Collateral to a Borrower by a Subsidiary of a Borrower or another Borrower, or (iii) dispositions of Equipment which is part of the Collateral in the ordinary course of business so long as (A) the consideration is reasonably equivalent to the fair market value of the Equipment transferred and (B) all proceeds are immediately remitted in full to Lender.

          8.2.10    [INTENTIONALLY OMITTED]

          8.2.11    [INTENTIONALLY OMITTED]

          8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of any Borrower to make or have, any Restricted Investment.

          8.2.13 Leases. Become, or permit any of its Subsidiaries to become, a lessee under any lease (other than a lease under which Borrowers or any of its Subsidiaries is lessor) of real Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $15,000,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

          8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than MasTec.

          8.3 Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrowers covenant that, unless otherwise consented to by Lender in writing, they shall:

          8.3.1 Cash Flow. Achieve Cash Flow, on a consolidated basis, of not less than the amount shown below for the period corresponding thereto:

For the three-month period
ending December 31, 1994           ($ 1,000,000)

For the three-month period
ending March 31, 1995                    -0-


For the six-month period
ending June 30, 1995                $   500,000

For the nine-month period
ending September 30, 1995           $ 1,000,000

For the twelve-month period
ending December 31, 1995, and
for the twelve-month period
ending on each fiscal quarter
thereafter                          $ 1,500,000


          8.3.2 Minimum Adjusted Tangible Net Worth. Maintain at all times an Adjusted Tangible Net Worth, on a consolidated basis, of not less than the amount shown below for the period corresponding thereto:

From Closing through June 30, 1995    $47,000,000

From July 1, 1995 through
December 31, 1995                     $48,500,000

From January 1, 1996 through
December 31, 1996                     $50,000,000

From January 1, 1997 through
December 31, 1997                     $53,000,000

From January 1, 1998 through
December 31, 1998                     $56,000,000

From January 1, 1999 through
December 31, 1999                     $59,000,000

From January 1, 2000 and at
all times thereafter                  $62,000,000


SECTION 9.  CONDITIONS  PRECEDENT

          Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

     9.1 Documentation. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

          (A) Certified copies of Borrowers casualty insurance policies, together with Lender Loss Payable endorsements on Lender's standard form of Lender Loss Payee naming Lender as lender loss payee or mortgagee, as applicable, and certified copies of Borrowers' liability insurance policies, together with endorsements naming Lender as additional insured;

          (B) Landlord waivers with respect to all premises leased by Borrower and which are disclosed on Exhibit 7.1.22(b) attached hereto;

          (C) Certified copies of (i) resolutions of each Borrower's and Surety's board of directors authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) each Borrower's and Surety's by-laws, and (iii) an incumbency certificate of each Borrower and Surety;

          (D) A copy of the Articles or Certificate of Incorporation of each Borrower and Surety, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (E) Good standing certificates for each Borrower and Surety, issued by the Secretary of State or other appropriate official of each Borrower's and Surety's jurisdiction of incorporation and each jurisdiction where the conduct of such Borrower's or Surety's business activities or the ownership of its Properties necessitates qualification;

          (F) A closing certificate signed by the Chief Executive Officer of each Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) each Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default has occurred or is continuing;

          (G) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (H) The Other Agreements duly executed and delivered by each Borrower and/or Surety;

          (I) The favorable, written opinion of Carlos & Abbott, P.A., counsel to MasTec and the Borrowers, as to the transactions contemplated by this Agreement and any of the other Loan Documents;

          (J) Certificates of title for each item of Collateral, ownership of which is evidenced by a certificate of title, along with all documentation (fully executed) necessary to have Lender's first Lien noted thereon.

          (K) Written instruction from Borrowers directing the application of proceeds of the initial Loans made pursuant to this Agreement, and an initial Borrowing Base Certificate from Borrowers;

          (L)  Payoff Agreements from First Union National Bank;

          (M) Payment of all fees and expenses (including attorneys' fees) owing hereunder;

          (N)  Surety Agreement executed by the Sureties; and

          (O) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.

     9.2  No Default.  No Default or Event of Default shall exist.

     9.3 Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     9.4 Availability. Lender shall have determined that immediately after Lender has made the initial Loans and issued the initial Letters of Credit contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Aggregate Adjusted Availability shall not be less than $8,000,000.

     9.5 No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby, or which might have a material adverse effect upon the creditworthiness or condition, operations or prospects (financial or otherwise) of Borrower.


SECTION 10.  EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

          10.1 Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

          10.1.1 Payment of Obligations. Borrowers shall fail to pay any Obligations owing hereunder or under the Notes, or any other of the Obligations, within five (5) Business Days of the due date thereof (whether due at stated installment due date, or maturity, on demand, upon acceleration, or otherwise).

          10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of any Borrower, any Surety or any Subsidiary of any Borrower or any Surety in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

          10.1.3 Breach of Specific Covenants. Borrowers or Sureties shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 8.1.1, 8.2 or 8.3.1 hereof on the date that Borrowers are required to perform, keep or observe such covenant.

          10.1.4 Breach of Other Covenants. Borrowers or Sureties shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 15 days after the sooner to occur of Borrowers' receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to the President, Senior Vice President Finance or Senior Vice President Operations, of MasTec.

          10.1.5    Default Under Security Documents/
     Other Agreements. Any event of default shall occur under, or Borrowers or MasTec shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; or the Other Agreements and such default shall continue beyond any applicable grace period.

          10.1.6 Other Defaults. There shall occur any default or event of default on the part of any Borrower or MasTec under any agreement, document or instrument to which any Borrower or MasTec is a party or by which any Borrower, MasTec or any of their Property is bound, creating or relating to any Indebtedness (other than the Obligations) which might have a material adverse effect upon the Collateral, creditworthiness or conditions, operations or prospects (financial or otherwise) of MasTec or Borrowers collectively.

          10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

          10.1.8 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of MasTec or the Borrowers collectively.

          10.1.9 Insolvency and Related Proceedings. Any Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower under the Bankruptcy Code (if against any Borrower, the continuation of such proceeding for more than 30 days), or any Borrower shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

          10.1.10 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of the Borrowers collectively for a period which significantly affects the Borrowers' capacity to continue their business, on a profitable basis; or any Borrower or any Subsidiary of a Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Borrower or Subsidiary which is necessary to the continued or lawful operation of its business and which loss or revocation might have a material adverse effect on Borrowers' operations or prospects (financial or otherwise) collectively; or Borrowers or any of them shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of their business affairs on a collective basis; or any material lease or agreement pursuant to which any Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

          10.1.11 Change of Management. Jorge Mas shall cease to be the President of MasTec or MasTec, directly or indirectly, shall cease to own a majority of the issued and outstanding capital stock of each Borrower.

          10.1.12 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower or any Subsidiary of any Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's or such Subsidiary's complete or partial withdrawal from such Plan.

          10.1.13 Challenge to Agreement. Any Borrower or any Subsidiary of any Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

          10.1.14 Criminal Forfeiture. Any Borrower or any Subsidiary of any Borrower shall be criminally indicted or convicted under any law, or become subject to any other proceeding or investigation that could lead to a forfeiture of a material portion of any such Borrower's Property.

          10.1.15 Judgments. Any final judgment is entered against any Borrower or Surety for the payment of money in excess of $1,000,000 which is not fully and unconditionally covered by insurance or for which Borrowers have not established a cash or cash equivalent reserve in the amount of such judgment and such judgment shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or writ of attachment or similar process is filed against any Borrower, any Subsidiary of any Borrower, any of the Collateral or any other material portion of their respective Property.

         10.2 Acceleration of the Obligations. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, or to cease making Loans, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

          10.3 Other Remedies. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

          10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

          10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers and Sureties to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Borrower or Surety, such Borrower or Surety agrees not to charge Lender for storage thereof).

          10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers and Sureties agree that 10 days written notice to Borrowers or any Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on a Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, each Borrower and/or Surety shall remain jointly and severally liable to Lender therefor.

          10.3.4 Lender is hereby granted a license or other right to use, without charge, each Borrower's and Surety's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and each Borrower's and Surety's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

          10.3.5 Lender may, at its option, require Borrowers to deposit with Lender funds equal to the LC Amount and, if Borrowers fail to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan. Any such deposit or advance shall be held by Lender as a reserve to fund future drawings against such Letters of Credit. Interest shall accrue on such deposits (i) at the lowest per annum rate applicable to any portion of the outstanding Loans or (ii) at the then applicable per annum rate for deposit accounts offered by Bank in the event that the only outstanding Obligations of Borrowers are those directly related to the issued and undrawn Letters of Credit. Such interest shall first be applied to the outstanding balance of the Revolving Credit Loans and then to the other outstanding Obligations of Borrowers, in such order as Lender may decide. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

          10.4 Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers and Sureties contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers and/or Sureties herein contained. The failure or delay of Lender to require strict performance by Borrowers and/or Sureties of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other

Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

SECTION 11.    MISCELLANEOUS

          11.1 Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Borrower and in either such Borrower's or Lender's name, but at the cost and expense of such Borrower:

          11.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse such Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

          11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts; (ii) in a commercially reasonable manner, settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) in a commercially reasonable manner, sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of such Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of such Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, and any other Collateral; (ix) use such Borrower's stationery and sign the name of such Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement.

     11.2 Indemnity. Each Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys' fees and legal expenses) as the result of such Borrower's failure to observe, perform or discharge such Borrower's duties hereunder. In addition, each Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of such Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of such Borrower under this
Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     11.3 Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. No Borrower may sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, such Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Each Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder; provided, however, that prior to an Event of Default, such participation, sale, assignment or transfer shall only be to an entity not specifically identified on Exhibit 11.3 hereto. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Each Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Each Borrower further agrees that Lender may disclose credit information regarding each Borrower and its Subsidiaries to any potential participant or assignee.

     11.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     11.5 Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers, Sureties and Lender permitted under Section 11.3 hereof.

     11.6 Cumulative Effect; Conflict of Terms.  The provisions of the

Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section
3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     11.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     11.8 Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

     If to Lender:       Barclays Business Credit, Inc.
                         200 Glastonbury Boulevard
                         Glastonbury, CT  06033
                         Attention: Northeast Loan
                         Administration
                         Facsimile No.:  203-657-7759

     With a copy to:     Blank, Rome, Comisky & McCauley
                         1200 Four Penn Center Plaza
                         Philadelphia, PA  19103
                         Attention:  Harvey I. Forman, Esq.
                         Facsimile No.: 215-569-5555

     If to Borrowers
        or Sureties:     MasTec, Inc.
                         8600 N.W. 36th Street, 8th Floor
                         Miami, FL  33166
                         Attention:  Carlos A. Valdes
                         Facsimile No.: 305-599-1572

     With a copy to:     Carlos & Abbott, P.A.
                         999 Ponce de Leon Boulevard
                         Suite 1150
                         Coral Gables, FL  33134
                         Attention:  Eliot C. Abbott, Esq.
                         Facsimile No.: 305-443-8617

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsections 2.1.1., 2.1.2, 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

     11.9 Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its reasonable discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     11.10 Credit Inquiries. MasTec hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Mastec and upon a credit inquiry from a third party concerning another Borrower, Lender agrees to endeavor to contact such Borrower prior to responding to any such inquiry, but Lender shall not incur any liability should it fail to do so prior to responding to such credit inquiry.

     11.11 Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     11.12 Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     11.13 Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN FLORIDA, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF ANY BORROWER, SURETY OR LENDER, EACH BORROWER AND SURETY HEREBY CONSENTS AND AGREES THAT THE COURTS OF THE STATE OF FLORIDA OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND/OR SURETIES AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER AND SURETY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER AND SURETY HEREBY WAIVES ANY OBJECTION WHICH SUCH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER AND SURETY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY

REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER OR SURETY AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER'S OR SURETY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     11.15 WAIVERS BY SURETIES AND BORROWERS. EACH BORROWER AND SURETY WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL:
(ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER OR SURETY MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF; AND (vi) ALL RIGHTS IT MAY HAVE AT ANY TIME (WHETHER ARISING DIRECTLY OR INDIRECTLY, BY OPERATION OF LAW OR CONTRACT) TO ASSERT ANY CLAIM AGAINST THE OTHER BORROWERS OR SURETIES OR ANY OF THEM, ON ACCOUNT OF PAYMENTS MADE UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY AND ALL RIGHTS OF SUBROGATION, REIMBURSEMENT, EXONERATION, CONTRIBUTION OR INDEMNITY UNTIL SUCH TIME AS THE OBLIGATIONS ARE REPAID IN FULL. EACH BORROWER AND SURETY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH SUCH BORROWER. EACH BORROWER AND SURETY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed in Philadelphia, Pennsylvania on the day and year specified at the beginning of this Agreement.

                              BORROWERS:

WITNESS:                      MASTEC, INC.

 /s/ Eliot C. Abbott                  /s/ Carlos A. Valdes
 _________________________     By:  ______________________________
                                     Sr Vice President-Finance
                              Title:  _____________________[SEAL]

WITNESS:                      BURNUP & SIMS OF CALIFORNIA, INC.

 /s/ Eliot C. Abbott                   /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]

WITNESS:                      BURNUP & SIMS OF THE CAROLINAS, INC.

 /s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                      Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS COMMUNICATIONS SERVICES, INC.

 /s/ Eliot C. Abbott                /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                      Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS COMTEC, INC.

 /s/ Eliot C. Abbott                /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                         Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS NETWORK DESIGNS, INC.

 /s/ Eliot C. Abbott                /s/  Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS TSI, INC.

/s/ Eliot C.  Abbott               /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS TELECOM OF FLORIDA, INC.

/s/ Eliot C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS OF TEXAS, INC.

/s/ Elito C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]

WITNESS:                      CHURCH & TOWER, INC.

/s/ Eliot C. Abbott                     /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CHURCH & TOWER FIBER TEL, INC.

/s/  Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CHURCH & TOWER OF FLORIDA, INC.

/s/ Eliot C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CHURCH & TOWER OF TN, INC.

/s/ Eliot C. Abbott                   /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                      Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      DESIGNED TRAFFIC INSTALLATION, INC.

/s/ Eliot C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Treasurer
                              Title:  _____________________[SEAL]


WITNESS:                      LECTRO PRODUCTS, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      SOUTHEASTERN PRINTING COMPANY, INC.

/s/  Eliot C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]

WITNESS:                      CC-II, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]

                         SURETIES:


WITNESS:                      MASTEC INTERNATIONAL, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]



WITNESS:                      MASTEC WIRELESS, INC.

/s/ Eliot C. Abbott                /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS ENTERPRISES, INC.

/s/ Eliot C. Abbott                  /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP: SIMS OF MISSISSIPPI, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      BURNUP & SIMS COMMUNICATIONS SERVICES OF
                              FLORIDA, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CAL TECHNICAL SERVICES, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CAPSCAN CABLE COMPANY, INC.

/s/ Eliot C. Abbott                   /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]

WITNESS:                      GDSI, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                        Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      CONSTRUCTION EQUIPMENT SYSTEMS CORPORATION

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      MASTEC EQUIPMENT COMPANY, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                       Vice President
                              Title:  _____________________[SEAL]


WITNESS:                      TELINK, INC.

/s/ Eliot C. Abbott                 /s/ Carlos A. Valdes
_________________________     By:  ______________________________
                                      Vice President
                              Title:  _____________________[SEAL]


                              LENDER:

                              Accepted in Philadelphia, PA:

                              BARCLAYS BUSINESS CREDIT, INC.

                                     /s/ Howard Handman
                              By:  _________________________
                                       Sr. Vice President
                              Title:  ______________________

                                APPENDIX  A

                            GENERAL DEFINITIONS

     When used in the Loan and Security Agreement dated as of January 26, 1995, by and among Barclays Business Credit, Inc. ("Lender"), a Connecticut corporation with an office at 200 Glastonbury Road, Glastonbury, CT 06033 and MasTec, Inc., each other entity comprising the Telecommunication Group; Southeastern Printing Company, Inc. ("Southeastern Printing"); CC-II, Inc.; and Lectro Products, Inc. ("Lectro"), (collectively "Borrowers" and singly each is a "Borrower"), and the Sureties, each entity listed above having its chief executive office at 8600 N.W. 36th Street, Miami, Florida 33166, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in a plural and vice versa):

          Account Debtor - any Person who is or may become obligated under or on account of an Account.

          Accounts - collectively, all Accounts, contract rights, Chattel Paper, Instruments and Documents, whether now owned or hereafter created or acquired by any Borrower or in which any Borrower now has or hereafter acquired any interest.

          Adjusted LIBOR Rate - For any LIBOR Interest Period, as applied to either a Revolving Credit LIBOR Rate Loan or Term LIBOR Rate Loan the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

          Adjusted Libor Rate =            Libor Rate
                                   ------------------------
                                   (1.00 - Reserve Percentage)

     For purposes hereof, "Libor Rate" shall mean the arithmetic average of the rates of interest per annum (rounded upwards, if necessary to the next 1/16 of 1%) at which Bank is offered deposits of United States Dollars in the interbank eurodollar loan market on or about 2:00 P.M. New York time two (2) Business Days prior to the commencement of such LIBOR Interest Period on amounts substantially equal to the Revolving Credit LIBOR Rate Loan or Term LIBOR Rate Loan as to which MasTec, on behalf of the Borrowers may elect the Adjusted LIBOR Rate to be applicable, with a maturity of comparable duration to the LIBOR Interest Period selected by MasTec, on behalf of the Borrowers for such Revolving Credit LIBOR Rate Loan or Term LIBOR Rate Loan.

          Adjusted Tangible Net Worth - at any date, the amount by which all the assets of Borrowers, on a consolidated basis, excluding intangible assets as that term is defined under GAAP, exceed all of Borrowers' liabilities, as will be shown on the consolidated balance sheet of Borrowers prepared as of such date in accordance with GAAP but excluding all purchase accounting adjustments related to the Burnup & Sims acquisition as well as all intangible assets acquired in acquisitions occurring subsequent to the Closing Date.

          Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

          Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A, all as amended, modified, replaced or restated from time to time.
          Aggregate Adjusted Availability - an amount equal to the lesser of the aggregate amounts of the Borrowing Bases or $15,000,000, less the sum of (i) the amount of Revolving Credit Loans as of the date of calculation plus (ii) all sums due and owing to trade creditors which remain outstanding beyond normal trade terms or special terms granted by trade creditors, plus (iii) any reserves against the Borrowing Bases, plus (iv) if applicable, closing payments and expenses.

          Availability - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding to the Telecommunication Group, Southeastern Printing and Lectro (including any amounts which Lender may have paid for the account of such Borrower(s) pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) and the reserves held against the corresponding Borrowing Bases, if any, subtracted from the corresponding Borrowing Bases. If the amount outstanding to the Telecommunication Group, Southeastern Printing and Lectro, respectively is equal to or greater than the corresponding Borrowing Base, the corresponding Availability is 0.

          Bank - Shawmut Bank Connecticut, N.A.

          Base Rate - the rate of interest generally announced or quoted by CitiBank, N.A. from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by CitiBank, N.A. to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by CitiBank, N.A. as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Base Rate.

          Base Rate Loans - collectively, all loans subject to the Base
     Rate.

          Borrowing Base(s) - collectively the Telecommunication Group Borrowing Base, the Southeastern Printing Borrowing Base and the Lectro Borrowing Base (each individually a "Borrowing Base").

          Borrowing Base Certificates - the certificates signed by the chief executive or chief financial officer of Borrowers showing the status of the Telecommunication Group's, Southeastern Printing's and Lectro's Accounts and Inventory, outstanding Revolving Credit Loans and other information in the form of Exhibit A-1 to the Agreement.

          Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Florida or the State of Connecticut, or is a day on which banking institutions located in such states are closed.

          Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

          Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

          Cash Flow - with respect to any fiscal period, means Net Income of the Borrower, minus or plus non-cash gains or losses, respectively, from sales of non-current assets, plus depreciation, amortization and deferred taxes minus Fixed Charges and minus all Distributions paid during such period. For purposes hereof, the term "Fixed Charges" means the principal amounts actually paid during such fiscal period with respect to the Term Loan, the Equipment Loan, Supplemental Term Loan, Capitalized Lease Obligations, non-financed Capital Expenditures and payment on any other long-term debt obligations.

          Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit is issued under the Agreement.

          Code - the Uniform Commercial Code as adopted and in force in the State of Florida, as from time to time in effect.

          Collateral - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

          Consolidated and Consolidating - the consolidation and consolidating in accordance with GAAP of the accounts or other items as to which such term applies.

          Credit Facility - the Revolving Credit Facility, Term Loan, Supplemental Term Loan, Equipment Loan and Letters of Credit.

          Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          Default Rate - as defined in subsection 2.1.3 of the Agreement.

          Deposit Account(s) - a demand, time, savings, operating or like account maintained with a bank, savings and loan association, credit union or like organization into which Borrowers, or any of them, or any Person on any Borrower's behalf, deposits proceeds of the Collateral.

          Dilution Rate - the rate, expressed as a percentage of the aggregate dollar amount of all returns, allowances and other miscellaneous noncash credits arising in connection with Borrowers' Eligible Accounts over the total reduction of the aggregate amount of

     Borrowers' Eligible Accounts, measured on a quarterly basis.

          Distribution - in respect of any corporation means and includes:
     (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

          Dominion Account - a special account of Lender established by Borrowers pursuant to the Agreement at a bank selected by Borrowers, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

          EBIT - with respect to any fiscal period, the sum of Borrowers' Consolidated net earnings (or loss) before interest expense and taxes for said period as determined in accordance with GAAP.

          Eligible Account - an Account arising in the ordinary course of any Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

                    (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

                    (ii) it is due or unpaid for more than 90 days after the original invoice date; or

                    (iii) it is due or unpaid for more than 60 days from the original due date shown on the invoice; or

                    (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                    (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess (provided however that such concentration limitation shall not be applicable to Accounts owing from Bell South or its Affiliates); or

                    (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

                    (vii) the Account Debtor is also a Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account or has made any claim with respect to any other Account due from such Account Debtor to any Borrower (but only to the extent of such disputed liability or claim), or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

                    (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

                    (ix) it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                    (x) it arises from a sale to the Account Debtor on a bill-and-held, guaranteed sale, sale-or-return, sale-on-approval, assignment or any other repurchase or return basis or arises from services provided to the Account Debtor which have not yet been fully performed; or

                    (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 203 et seq., as amended); or

                    (xii) the Account is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien other than a Permitted Lien; or

                    (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

                    (xiv) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; or

                    (xv) the Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

                    (xvi) the Borrower has made an agreement with the Account Debtor to extend the time of payment thereof; or

                    (xvii) such Account arises out of a bonded contract and the aggregate of all Accounts arising out of bonded contracts (including such Account), exceed $5,000,000, in the aggregate.

          Eligible Inventory - such raw material and work in process Inventory of Southeastern Printing or Lectro, which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting generality of the foregoing, no inventory shall be Eligible Inventory if:

                    (i) it is not raw materials or work in process that is, in Lender's opinion, readily marketable in its current form; or

                    (ii)      it is not in good, new and saleable
          condition; or

                    (iii)     it is slow moving, obsolete or
          unmerchantable; or

                    (iv) it does not meet all standards imposed by any governmental agency or authority; or

                    (v) it does not conform in all respects to the warranties and representations set forth in the agreement; or

                    (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and not other Lien except a Permitted Lien; or

                    (vii)     it is not situated at a location in
          compliance with the agreement or in transit.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

          Equipment - collectively, all machinery, apparatus, equipment, fittings, furniture, fixtures and other tangible personal Property (other than Inventory) of every kind and description used in any Borrower's operations or owned by any Borrower or in which such Borrower has an interest, whether now owned or hereafter acquired by any Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          Equipment Loan - collectively, the Loans to be made by Lender to Borrowers pursuant to Subsection 1.2 of the Agreement.


          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 10.1 of the Agreement.

          GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - collectively, all personal property of any Borrower (including things in action) other than goods, Accounts,

     Chattel Paper, Documents, Instruments and money, whether now owned or hereafter created or acquired by any Borrower and shall include without limitation, books and records, patents, trademarks, tradenames, and rights under contracts to perform or provide service.

          Indebtedness - as applied to a Person means, without duplication

                    (i) all items, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                    (ii) all obligations of other Persons which such Person has guaranteed,

                    (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

                    (iv) in the case of Borrowers and Sureties (without duplication), the Obligations.

          LC Amount - at any time, the aggregate undrawn face amount of all Letters of Credit then outstanding.

          Lectro Borrowing Base - As at any date of determination thereof, an amount equal to the lesser of:

                    (i) $2,500,000 minus the LC Amount relating to Letters of Credit issued for the account of Lectro and CC-II, Inc.; or

                    (ii) an amount equal to:

                    (a) 85% (or such lesser rate as Lender may apply based on its evaluation of the quality, value, collectability and/or enforceability of the Collateral as well as Borrowers' financial and operating condition and prospects) of the net amount of Lectro's and CC-II, Inc.'s Eligible Accounts outstanding at such date (provided however, that the advance rate shall be reduced to 80% if the Borrowers' Dilution Rate with respect to their Eligible Accounts exceeds 7% and provided further that such advance rate may be further reduced in Lender's sole discretion if the Dilution Rate exceeds 12%);

                                    PLUS

                    (b) the lesser of (i) $1,500,000 or (ii) 50% of calculated the value of the net amount of Lectro's Eligible Inventory as of such date calculated at the lower of cost or market value on a first in, first out basis;

                         MINUS

                    (c) the LC Amount relating to Letters of Credit issued for the account of Lectro and CC-II, Inc.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          Letter of Credit - any letter of credit issued by Lender or any of Lender's Affiliates for the account of a Borrower.

          LIBOR Interest Period - a period of one, two, three or six months duration during which the Revolving Credit LIBOR Rate or Term LIBOR Rate, as the case may be, is applicable.

          LIBOR Rate Loans - collectively, all Revolving Credit LIBOR Rate Loans and Term LIBOR Rate Loans.

          Lien - any interest (whether legal or equitable) in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes or through rights of subrogation. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

          Loan Documents - the Agreement, the Notes, the Other Agreements and the Security Documents, all as may be extended, modified, amended, restated, renewed, substituted or replaced from time to time.

          Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

          London Business Day - Any Business Day on which banks in London, England are open for business.

          Master Equipment Note - the secured promissory note to be executed by Borrowers on or about the Closing Date in favor of Lender to evidence Borrowers' obligation to pay the Equipment Loan which shall be in the form of Exhibit A-2 to the Agreement.

          Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to a Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and
     (v) Indebtedness of a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Net Income - the Consolidated Net Income after taxes of Borrowers as such would appear on Borrowers' Consolidated statement of income, prepared in accordance with GAAP.

          Notes - collectively, the Revolving Credit Note, the Term Note, and the Master Equipment Note and the Promissory Note, each as may be extended, modified, amended, restated, renewed, substituted or replaced from time to time.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers or any Borrower, or Sureties or any of Surety, to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrowers, Sureties or any of them, or any Borrower, under any of the Loan Documents.

          Original Term - as defined in Section 4.1 of the Agreement.

          Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, Surety, any Subsidiary of any Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement, all as may be extended, modified, amended, restated, renewed, substituted or replaced from time to time.

          Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          Permitted Liens - any Lien of a kind specified in subsection
     8.2.5 of the Agreement.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

          Promissory Note - the secured promissory note to be executed by Borrowers on the Closing Date in favor of Lender to evidence
     Borrowers' obligation to repay the Supplemental Term Loan, which shall be in the form of Exhibit A-5 to the Agreement.

          Projections - The Borrowers' forecasted Consolidated (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
     (d) capitalization statements, all prepared on a consistent basis with the Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

         Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Regulation D - Regulation D of the Board of Governors of the Federal Reserve System, comprising Part 204 of Title 12, Code of Federal Regulations, as amended, and any successor thereto.

          Reserve - For any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

          Reserve Percentage - For Bank on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a Revolving Credit LIBOR Rate Loan or Term LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

          Renewal Terms - as defined in Section 4.1 of the Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                    (i) investments in one or more Subsidiaries of a Borrower to the extent existing on the Closing Date;

                    (ii) Property to be used in the ordinary course of business;

                    (iii) Current Assets (as would appear on Borrowers' Consolidated financial statement) arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

                    (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                    (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

                    (vi) investments in commercial paper given an A rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and

                    (vii)  investments in and transactions with other
          Borrowers.

          Revolving Credit Base Rate Loan - that portion of the Revolving Credit Loans that bears interest at the Base Rate.

          Revolving Credit Facility - the credit facility established for Borrowers by Lender under and pursuant to the terms of this Agreement under which Revolving Credit Loans may be made from time to time.

          Revolving Credit LIBOR Rate - a per annum rate equal to the sum of the Adjusted LIBOR Rate plus 225 basis points.

          Revolving Credit LIBOR Rate Loan - that portion of the Revolving Credit Loans on which interest accrues at the Revolving Credit LIBOR Rate.

          Revolving Credit Loan - a Loan made by Lender as provided in
Section 1.1 of the Agreement.

          Revolving Credit Maturity Date - the last day of the Original Term or, if any Renewal Term is in effect, then the last day of such Renewal Term.

          Revolving Credit Note - the secured promissory note to be executed by Borrowers on the Closing Date in favor of Lender to evidence Borrowers' obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit A-3 to the Agreement.

          Schedule of Accounts - as defined in subsection 6.4.1 of the Agreement.

          Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Documents - any mortgages and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, all as may be modified, amended, restated, renewed, substituted or replaced from time to time.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.
          Southeastern Printing Borrowing Base - As at any date of determination thereof, an amount equal to the lesser of:

                    (i) $1,500,000 minus the aggregate LC Amount relating to Letters of Credit issued for the members of Southeastern Printing; or

                    (ii) an amount equal to:

                         (a)  85% of the net amount of Southeastern
               Printing's Eligible Accounts outstanding at such date (provided however, that the advance rate shall be reduced to 80% if the Borrowers' Dilution Rate with respect to their Eligible Accounts exceeds 7% and provided further that such advance rate may be further reduced in Lender's sole discretion if the Dilution Rate exceeds 12%);

                                    PLUS

                         (b) the lesser of (i) $1,000,000 or (ii) 50% of calculated the value of the net amount of Southeastern Printing's Eligible Inventory as of such date calculated at the lower of cost or market value on a first in, first out basis;

                              MINUS

                         (c) the aggregate LC Amount relating to Letters of Credit issued for the members of Southeastern Printing.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          Subordinated Debt - Indebtedness of any Borrower that is subordinated to the Obligations in a manner satisfactory to Lender, including, without limitation, those certain Subordinated Debentures issued pursuant to that certain Indenture dated November 15, 1981 between Burnup & Sims, Inc. and Chemical Bank, as Trustee.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Supplemental Term Loan - the Loan described in subsection 1.3.2 of the Agreement.

          Sureties - MasTec International, Inc., MasTec Wireless, Inc., Burnup & Sims Enterprises, Inc., Burnup: Sims of Mississippi, Inc., Burnup & Sims Communications Services of Florida, Inc., Cal Technical Services, Inc., Capscan Cable Company, Inc., GDSI, Inc., Construction Equipment Systems Corporation, MasTec Equipment Company, Inc. and Telink, Inc.

          Telecommunication Group - collectively, MasTec, Inc., Burnup & Sims of California, Inc., a Delaware corporation, Burnup & Sims of the Carolinas, Inc., a Delaware corporation, Burnup & Sims Communications Services, Inc., a Delaware corporation, Burnup & Sims Comtec, Inc., a Delaware corporation, Burnup & Sims Network Designs, Inc., a Delaware corporation, Burnup & Sims TSI, Inc., a Delaware corporation, Burnup & Sims Telecom of Florida, Inc., a Florida corporation, Burnup & Sims of Texas, Inc., a Texas corporation, Church & Tower, Inc., a Florida corporation, Church & Tower Fiber Tel, Inc., a Delaware corporation, Church & Tower of Florida, Inc., a Florida corporation, Church & Tower of TN, Inc., a Delaware corporation, and Designed Traffic Installation, Inc., a Florida corporation.

          Telecommunication Group Borrowing Base - As at any date of determination thereof, an amount equal to the lesser of:

                    (i) $15,000,000 minus the aggregate LC Amount relating to Letters of Credit issued for the members of the Telecommunication Group; or

                    (ii) an amount equal to:

                         (a)  85% of the net amount of the
               Telecommunication Group's Eligible Accounts outstanding at such date (provided however, that the advance rate shall be reduced to 80% if the Borrowers' Dilution Rate with respect to their Eligible Accounts exceeds 7% and provided further that such advance rate may be further reduced in Lender's sole discretion if the Dilution Rate exceeds 12%).

                              MINUS

                         (b) the aggregate LC Amount relating to Letters of Credit issued for members of the Telecommunication Group.

          For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

          Term Base Rate Loan - that portion of the Term Loan and the Equipment Loan that bears interest at the Base Rate.

          Term LIBOR Rate - a per annum rate equal to the sum of the Adjusted LIBOR Rate plus 250 basis points.

          Term LIBOR Rate Loan - that portion of the Term Loan and Equipment Loan (as designated by MasTec on behalf of Borrowers in accordance with the terms of the Agreement) that bears interest at the Term LIBOR Rate.

          Term Loan - the Loan described in subsection 1.3.1 of the Agreement.

          Term Note - the secured promissory note to be executed by Borrowers on or about the Closing Date in favor of Lender to evidence Borrowers' obligation to pay the Term Loan, which shall be in the form of Exhibit A-4 to the Agreement.

          Total Credit Facility - $39,500,000.

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.


          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                              List Of Exhibits

Exhibit A-1         Borrowing Base Certificate
Exhibit A-2         Master Equipment Note
Exhibit A-3         Revolving Credit Note
Exhibit A-4         Term Note
Exhibit A-5         Promissory Note
Exhibit 6.1.1       Borrower's and each Subsidiary's Business Locations
Exhibit 7.1.1       Jurisdictions in which Borrower and each Subsidiary is
                    Authorized to do Business
Exhibit 7.1.4       Capital Structure of Borrower
Exhibit 7.1.5       Corporate Names
Exhibit 7.1.14      Tax Identification Numbers of Subsidiaries
Exhibit 7.1.16      Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.19      Contracts Restricting Borrower's Right to Incur Debts
Exhibit 7.1.20      Litigation
Exhibit 7.1.22(a)   Capitalized Leases
Exhibit 7.1.22(b)   Operating Leases
Exhibit 7.1.23      Pension Plans
Exhibit 7.1.25      Labor Contracts
Exhibit 8.1.3       Compliance Certificate
Exhibit 8.2.5       Permitted Liens
Exhibit 11.3        Ineligible Participants

EXHIBIT 28


For Immediate Release         From  MasTec, Inc.
February 6, 1995              8600 N.W. 36 Street, 8th. Floor
                              Miami, Florida  33166
                              Telephone (305) 599-1800  Fax (305)  599-1572
                              For More Information:  Tina Zagerman
                                                     Corporate Offices

               MasTec Receives $39.5 Million Credit Facility

MIAMI, Fla. - MasTec, Inc., (NASDAQ:MASX) announced today that it has entered into a new $39.5 million credit facility with Barclays Business Credit in New York.

The facility, which is a combination of three sub-facilities will be used to refinance existing term debt and provide an additional $30 million in availability for general corporate purposes. The facility contains certain financial covenants typical of a credit agreement of this nature.

Carlos A. Valdes, Senior Vice President of Finance, stated, "The multi-use credit facility we have secured enhances the Company's overall financial picture and provides an external source of funding to support our growth strategy."

Opening the Lines of Communications worldwide, MasTec is one of the nation's leading, diversified telecommunications service and infrastructure providers, serving clients throughout the United States, Latin America, the Caribbean and the Pacific Rim.


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